Master Selected Dealer Agreement

Eaton Vance Distributors, Inc.

Two International Place

Boston, MA 02110

Ladies and Gentlemen:

1. General. We understand that Eaton Vance Distributors, Inc. (“EVD”) is entering into this Agreement with us and other firms who may be offered the right to purchase as principal, or as agent in connection with sales to advisory accounts, a portion of securities being distributed to the public. The terms and conditions of this Agreement shall be applicable to any public offering of securities (“Securities”) wherein EVD (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of the Securities or otherwise) of the Securities to selected dealers (“Selected Dealers”) and has expressly informed us that such terms and conditions shall be applicable. Any such offering of Securities to us as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering in which you are acting for the account of any underwriting or similar group or syndicate (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which you are acting with others as representatives of Underwriters, such other representatives. The term “preliminary prospectus” means, in the case of an Offering registered under the Securities Act of 1933 (the “Securities Act”), any preliminary prospectus relating to an Offering of Securities or any preliminary prospectus supplement together with a prospectus relating to an Offering of Securities and, in the case of an Offering not registered under the Securities Act, any preliminary offering circular relating to an Offering of Securities or any preliminary offering circular supplement together with an offering circular relating to an Offering of Securities; the term “Prospectus” means, in the case of an Offering registered under the Securities Act of 1933 (the “Securities Act”), the prospectus, together with the final prospectus supplement, if any, relating to such Offering of Securities, filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act and, in the case of an Offering not registered under the Securities Act, the final offering circular, including any supplements, relating to such Offering of Securities.

As used herein, the term “Agreement” shall mean this Master Selected Dealer Agreement and, after receipt by us of written notice thereof, any amendment or supplement hereto, plus any additional or supplementary terms, conditions and representations contained in the Prospectus relating to the Offering of Securities or any other Written Communication to us from you or any other Representative of the Underwriters of any Offering of Securities. This Agreement shall constitute a binding agreement between us and you, individually, and, in respect of an Offering of Securities, you and the other Representatives of the Underwriters of such offering on whose behalf you are acting.

This Agreement supersedes any prior understanding we have with you with respect to the subject matter hereof.

2. Conditions of Offering; Acceptance and Purchase. Any Offering will be subject to delivery of the Securities and their acceptance by you and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You will advise us by telegram, telex or other form of written communication (“Written Communication”) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices, and offering date referred to in Section 3(b)) of any Offering in which we are invited to participate. Any such Written Communication may also amend or modify such provisions of this Agreement in respect of the Offering to which such Written Communication relates, and may contain such supplementary provisions as may be specified in any Written Communication relating to an Offering. To the extent such supplementary terms and conditions or provisions specified in such Written Communication are inconsistent with any provision herein, such terms and conditions of such Written Communication shall supersede any such provision herein. Unless otherwise indicated in any such Written Communication, acceptances and other communications by us with respect to any Offering should be sent to Eaton Vance Distributors, Inc., Two International Place, Boston, MA 02110. You reserve the right to reject any acceptance in whole or in part. Notwithstanding that you may not have sent us a Written Communication or other form of invitation to participate in such Offering or that we may not otherwise have responded by wire or other written communication to any such Written Communication or other form of invitation, we will be deemed to have accepted the terms of your offer to participate as a Selected Dealer and of this Agreement (as amended, modified or supplemented by any Written Communication ) by our purchase of Securities or otherwise receiving and retaining an economic benefit for participating in the Offering as a Selected Dealer.

Payment for Securities purchased by us is to be made at such office or account as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers or at the price set forth or indicated in a Written Communication, on such date as you shall determine, on one day’s prior notice to us, by Federal Funds wire transfer or certified or official bank check in New York Clearing House funds, payable to the order of Pershing LLC, for further credit to the Syndicate Account of Eaton Vance Distributors, Inc., against delivery of certificates evidencing such Securities. If payment is made for Securities purchased by us at the public offering price, the concession to which we shall be entitled will be paid to us upon termination of the provisions of Section 3(b) with respect to such Securities.

Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, payment for and delivery of Securities purchased by us will be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

3. Representations, Warranties and Agreements. (a) Prospectuses. You shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto relating to each Offering as we may reasonably request. If the Securities will be registered under the Securities Act, we represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith; we agree to keep an accurate record of our distribution

(including dates, number of copies and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished, and we agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. If the Securities will not be registered under the Securities Act, we agree that we will deliver all preliminary and final offering circulars required for compliance with the applicable laws and regulations governing the use and distribution of offering circulars by selling group members, and, to the extent consistent with such laws and regulations, we confirm that we have delivered and agree that we will deliver all preliminary and final offering circulars which would be required if the provisions of Rule 15c2-8 under the Exchange Act applied to this offering. We agree that in purchasing Securities in an Offering we will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriters to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities.

(b) Offer and Sale to the Public. With respect to any Offering of Securities, you will inform us by a Written Communication of the public offering price, the selling concession, the relaunch (if any) to dealers and the time when we may commence selling Securities to the public. After such public offering has commenced, you may change the public offering price, the selling concession and the relaunch to dealers. With respect to each Offering of Securities, until the provisions of this Section 3(b) shall be terminated pursuant to Section 4, we agree to offer Securities to the public only at the public offering price, except that if a relaunch is in effect, a relaunch from the public offering price not in excess of such relaunch may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute a written agreement to comply with Rule 5141 of the Financial Industry Regulatory Authority (“FINRA”), and who are either members in good standing of FINRA or foreign brokers or dealers not eligible for membership in FINRA who represent to us that they will promptly offer such Securities at the public offering price and will abide by the conditions with respect to foreign brokers and dealers set forth in Section 3(e).

(c) Stabilization and Over-Allotment. You may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities, any other securities of the issuer of the Securities of the same class and series and any other securities of such issuer that you may designate for long or short account and to stabilize or maintain the market price of the Securities. We agree to advise you from time to time upon request, prior to the termination of the provisions of Section 3(b) with respect to any Offering, of the amount of Securities purchased by us hereunder remaining unsold, and we will, upon your request, sell to you, for the accounts of the Underwriters, such amount of Securities as you may designate, at the public offering price thereof less an amount to be determined by you not in excess of the concession to dealers. In the event that prior to the later of (i) the termination of the provisions of Section 3(b) with respect to any Offering, or (ii) the covering by you of any short position created by you in connection with such Offering for your account or the account of one or more Underwriters, you purchase or contract to purchase for the account of any of the Underwriters, in the open market or otherwise, any Securities theretofore delivered to us, you reserve the right to withhold the above-mentioned concession to dealers on such Securities if sold to us at the public offering price, or if such concession has been allowed to us through our purchase at a net price, we agree to repay such concession upon your demand, plus in each case any taxes on redelivery, commissions, accrued interest and dividends paid in connection with such purchase or contract to purchase.

(d) Open Market Transactions. If the Securities are common stock or securities convertible into common stock, we agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to put or call options on any stock of such issuer, except to the extent permitted by Regulation M under the Exchange Act as interpreted by the Securities and Exchange Commission. An opening uncovered writing transaction in options to acquire Securities for our account or for the account of any customer shall be deemed, for purposes of the preceding sentence, to be a transaction effected by us in or relating to put or call options on stock of the Company not permitted by Regulation M. The term “opening uncovered writing transaction” means an opening sale transaction where the seller intends to become a writer of an option to purchase stock which it does not own or have the right to acquire upon exercise of conversion or option rights.

(e) FINRA. We represent that we are actually engaged in the investment banking or securities business, and we are either a member in good standing of FINRA, or, if not such a member, a foreign bank, broker, dealer or other institution not eligible for membership. If we are such a member we agree that in making sales of the Securities we will comply with all applicable rules of FINRA, including without limitation Rules 5130, 5131 and 5141 of FINRA. If we are a foreign bank, broker, dealer or other institution not eligible for such membership we agree not to offer or sell any Securities within the United States, its territories or possessions or to persons who are citizens or residents thereof except through you and in making sales outside the United States, we agree to comply, as though we were a member of FINRA, with the requirements of Rules 2420, 5130, 5131 and 5141 of FINRA (including any FINRA successor rules thereto). We further represent, by our participation in an Offering, that we have provided to you all documents and other information required to be filed with respect to us, any related person or any person associated with us or any such related person pursuant to the supplementary requirements of FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

(f) Relationship among Underwriters and Selected Dealers. You shall have full authority to take such actions as you deem advisable in all matters pertaining to any Offering under this Agreement. You may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with your consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the public offering price less all or any part of the concession. We are not authorized to act as agent for you or any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Nothing contained herein or in any Written Communication from you shall constitute the

Selected Dealers partners with you or any Underwriter or with one another. Neither you nor any Underwriter shall be under any obligation to us except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering, we agree to pay our proportionate share of any claim, demand or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Underwriters, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case our proportionate share of any expense incurred in defending against any such claim, demand or liability. Nothing contained in this Agreement or any Written Communication shall constitute the Selected Dealers an association or partners with you or any Underwriter or with one another, and the obligations of us and each of the other Selected Dealers or any of the Underwriters are several and not joint.

(g) Blue Sky Laws. You will inform us as to the jurisdictions in which you believe the Securities have been qualified for sale under the respective securities or “blue sky” laws of such jurisdictions. We understand and agree that compliance with the securities or “blue sky” laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

(h) Compliance with Law. We agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) we will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of FINRA and the applicable rules and regulations of any securities exchange having jurisdiction over the Offering. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any Offering. Neither you nor any Underwriter shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; provided, however, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.

(i) Offering Restrictions. We will not make any offers or sales of Securities or any other securities in jurisdictions outside the United States except under circumstances that will result in compliance with (a) applicable laws, including private placement requirements, in each such jurisdiction and (b) the restrictions on offers or sales set forth in this Agreement, any Written Communication or the prospectus, preliminary prospectus, offering memorandum, offering circular, or preliminary offering memorandum or preliminary offering circular or other similar offering document, as the case may be. It is understood that, except as specified in this Agreement, the prospectus, offering memorandum or offering circular or other similar offering document, or applicable Written Communication, no action has been taken by you, the issuer or any other party to permit you to offer Securities in any jurisdiction other than the United States, in the case of a registered Offering, where action would be required for such purpose.

4. Termination; Supplements and Amendments. This agreement may be terminated by either party herein upon five business days’ written notice to the other party; provided that with respect to any Offering for which a Written Communication was sent and accepted prior to such notice, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by you by written notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Sections 3(b) and (d) with regard to any Offering will terminate at the close of business on the thirtieth day after the date of the initial public offering of the Securities to which such Offering relates, but such terms and conditions, upon notice to us, may be terminated by you at any time.

5. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1, and the respective successors and assigns of each of them.

6. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts. We hereby irrevocably: (a) submit to the jurisdiction of any court of the Commonwealth of Massachusetts located in the City of Boston or the U.S. District Court for the District of Massachusetts for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby (each, a “Proceeding”), (b) agree that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waive, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agree not to commence any Proceeding other than in such courts, and (e) waive, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

7. Anti-Money Laundering. The operations of our business and our subsidiaries are and, to our knowledge, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving us or any of our subsidiaries with respect to the Money Laundering Laws is pending or, to our knowledge, threatened.

8. Indemnification. (a) We hereby agree to indemnify and hold you harmless and to indemnify and hold harmless any Underwriter and any of your affiliates from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, “Losses”) to which any of you may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty or agreement made by us herein.

(b) You hereby agree to indemnify and hold us harmless against Losses to which wemay become subject (including all reasonable costs of investigating, disputing or defending any such claim or action) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material or offering document relating to the Securities (whether prepared by you, or any affiliate thereof), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) that arise out of or are in connection with the breach of any representation, warranty or agreement made by you herein.

(c) The indemnity agreements contained in this Section and the representations and warranties in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party's behalf its officers or directors or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any Securities.

9. Severability. In case any provision in this Agreement or any Written Communication is deemed invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

10. Survival. The representations, warranties, covenants and agreements of us contained in this Agreement, including, without limitation, the indemnity agreements contained in Sections 8 hereof, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of you or any Representative or Underwriter or any person controlling any Representative or Underwriter, or their directors or officers, (ii) acceptance of any Securities and payment therefor and (iii) any termination of this Agreement.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which taken together constitute one and the same instrument. Transmission by telecopy of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to other terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4) together with the subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, individually or as representative of any Underwriters, (ii) confirmation that our representations and warranties set forth in Section 3 are true and correct at that time and (iii) confirmation that our agreements set forth in Sections 2 and 3 have been and will be fully performed by us to the extent and at the times required thereby.

Very truly yours,

[NAME OF FIRM]

By:
Title:	[ ]

Confirmed, as of the date first above written.

Eaton Vance Distributors, Inc.

By:
Title:	[ ]